UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 29, 2013

JTH HOLDING, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	000-54660 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On August 29, 2013, the Company entered into a Waiver and Amendment to Revolving Credit and Term Loan Agreement with SunTrust Bank, as Administrative Agent (the “Waiver”), providing for the waiver of compliance with financial statement and related requirements as set forth in the Revolving Credit and Term Loan Agreement dated as of April 30, 2012, as amended.  The Waiver relates to certain defaults that were triggered or that might have been triggered because of the Company’s previously announced restatements of certain financial statements, and to the timing and delivery of financial statements for the year ended April 30, 2013 and for the fiscal quarter ended July 31, 2013, and related documents, due to delays occasioned by the pending restatements. The Waiver requires and is subject to the Company’s delivery of various financial statements and related certificates by dates set forth in the Waiver, which is attached to this report as Exhibit 10.1.

Item 9.01.             Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Waiver and Amendment to Revolving Credit and Term Loan Agreement with SunTrust Bank as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JTH HOLDING, INC.

Date: August 29, 2013	By:	/s/ James J. Wheaton
James J. Wheaton
Vice President and General Counsel

EXHIBIT INDEX

Exhibit 10.1	Waiver and Amendment to Revolving Credit and Term Loan Agreement with SunTrust Bank as Administrative Agent